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                                                                     EXHIBIT 3.6

                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       JAN 24 1985

                                            MARCH FONG EU, Secretary of State

                                                  By: /s/ [ILLEGIBLE]
                                                     ---------------------
                                                            Deputy

CAP STR CHG

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                           ACCOUNT-A-CALL CORPORATION

                  JAMES A. SNIDER and MICHAEL ATLAS certify that:

                  1. They are the President and Secretary, respectively, of ACCOUNT-A-CALL CORPORATION.

                  2. Article Fifth of the Articles of Incorporation is amended to read as follows:

                     "FIFTH: This corporation is authorized to issue only one class of shares. The total number of said shares shall be 10,000,000. Upon the amendment of this Article to read as herein set forth, each outstanding share is split up and converted into 10 shares."

                  3. The foregoing Amendment has been approved by the Board of Directors.

                  4. The Amendment has been approved in accordance with California Corporations Code Sections 902(c), 905(c).

                                           /s/ JAMES A. SNIDER
                                           -------------------------------
                                           JAMES A. SNIDER, President

[SEAL]

                                           /s/ MICHAEL ATLAS
                                           -------------------------------
                                           MICHAEL ATLAS, Secretary

                  The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true of their own knowledge.

                  December 21, 1984, at Los Angeles County, California.

                                           /s/ JAMES A. SNIDER
                                           -------------------------------
                                           JAMES A. SNIDER

                                           /s/ MICHAEL ATLAS
                                           -------------------------------
                                           MICHAEL ATLAS